          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 S2 Golf Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                                 S2 GOLF INC.
                                18 Gloria Lane
                          Fairfield, New Jersey 07004

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 5, 1997

To our Shareholders:

  You are cordially invited to attend the Annual Meeting of Shareholders of S2 Golf Inc. (the "Company") which will be held at Suite 16 South, Three Gateway Center, Pittsburgh, Pennsylvania 15222, on June 5, 1997, at 10:00 a.m., E.D.T., for the following purposes:

    Proposal 1. To elect directors.

    Proposal 2. To transact such other business as may properly come before the annual meeting or any adjournment or postponements thereof.

  Only shareholders of record as of the close of business on April 23, 1997, will be entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof.

  It is important that your shares be represented at the annual meeting regardless of the size of your holdings. Whether or not you intend to be present at the meeting in person, we urge you to please mark, date and sign the enclosed proxy and return it in the envelope provided for that purpose, which does not require postage if mailed in the United States.

                                    By Order of the Board of Directors

                                    Richard M. Maurer, Secretary

Fairfield, New Jersey
April 25, 1997


 YOU ARE URGED TO MARK, DATE, SIGN, AND PROMPTLY RETURN THE ENCLOSED PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

                                 S2 GOLF INC.
                                PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 5, 1997

  This proxy statement (this "Proxy Statement") is furnished in connection with the solicitation by the Board of Directors of S2 Golf Inc. (the "Company") of proxies for use at the Annual Meeting of Shareholders of the Company to be held at Suite 16 South, Three Gateway Center, Pittsburgh, Pennsylvania 15222, on June 5, 1997, at 10:00 a.m., E.D.T., and at any postponement or adjournment thereof. Proxies properly executed and returned in a timely manner will be voted at the annual meeting in accordance with the directions specified therein. If no direction is indicated, they will be voted for the election of the nominees named herein as directors and, on other matters presented for a vote, in accordance with the judgment of the persons acting under the proxies. Any shareholder giving a proxy has the power to revoke it any time before it is voted by giving written notice to the Secretary of the Company, by delivering a later-dated proxy or by attending the annual meeting and voting in person.

  The Company's executive offices are located at 18 Gloria Lane, Fairfield, New Jersey 07004 (telephone 201/227-7783). Proxy materials are being mailed to shareholders beginning on or about April 29, 1997.

              SHARES OUTSTANDING, VOTING RIGHTS AND VOTE REQUIRED

  Only shareholders of record at the close of business on April 23, 1997 are entitled to vote at the annual meeting. The only voting stock of the Company outstanding is its common stock, $.01 par value per share (the "Common Stock"), of which 2,214,738 shares were outstanding as of the close of business on April 23, 1997. Each share of Common Stock issued and outstanding is entitled to one vote on all matters properly submitted at the annual meeting. Cumulative voting is not permitted under the Company's Certificate of Incorporation.

  The presence, in person or by proxy, of the holders of a majority of the total issued and outstanding shares of Common Stock entitled to vote at the annual meeting is necessary to constitute a quorum for the transaction of business at the annual meeting. Votes cast in person or by proxy at the annual meeting will be tabulated by the election inspector appointed for the meeting who will also determine whether a quorum is present. A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such shareholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain matters in the absence of instructions from the beneficial owner of the shares. The shares subject to any such proxy which are not being voted with respect to a particular matter will be considered shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. Shares voted to abstain as to a particular matter, and directions to "withhold authority" to vote for directors, will be considered as voted shares and will count for the purposes of determining the presence of a quorum. Directors will be elected by a plurality of the votes of the shares present or represented by proxy at the meeting and entitled to vote on the election of directors. If a quorum is present, non-votes and abstentions will have no effect on the voting for the election of directors.

  As of the record date, Wesmar Partners Limited Partnership ("Wesmar Partners") was the beneficial owner of 1,399,096 shares of Common Stock representing approximately 63 percent of the outstanding shares. Wesmar Partners has advised the Company of its intention to vote such shares in favor of the below listed nominees for directors which would assure shareholder approval of proposal 1.

                             ELECTION OF DIRECTORS

  The Company's Bylaws provide that the Board of Directors shall consist of not less than one nor more than nine directors as determined from time to time by action of the shareholders or the Board of Directors. Each director elected holds office until the Annual Meeting of Shareholders following his or her election and until his or her successor is duly elected and qualified. The Board of Directors currently consists of five directors. At the annual meeting, shareholders present in person or represented by proxy may vote the number of shares they are entitled to vote for five directors.

  The persons named below have been designated by the Board of Directors as nominees for election as directors, for terms expiring at the 1998 Annual Meeting of Shareholders. All nominees currently serve as directors of the Company. Ages are given as of March 31, 1997.

  Robert L. Ross, age 52, has been a director of the Company since May 1988 and Chairman of the Board since January 1996. Also, effective in January 1996, Mr. Ross became Chief Executive Officer of the Company. He has been Co-Managing Partner of Wesmar Partners, the majority shareholder of the Company, since 1985. Prior to the formation of Wesmar Partners, Mr. Ross was associated with The Hillman Company, a private investment firm, from 1978 to 1985. Mr. Ross is a certified public accountant and was associated with Haskins & Sells and with Westinghouse Electric Corporation prior to joining The Hillman Company.

  Douglas A. Buffington, age 41, joined the Company in January 1994 as Vice President of Sales and Marketing, became Chief Financial Officer and Chief Operating Officer in June 1994, President in December 1994, a director in February 1995 and Treasurer in January 1996. From 1992 until joining the Company, Mr. Buffington served as General Manager of Simon-Duplex, a $25 million capital goods division of Simon Engineering, a company based in the United Kingdom. From 1990 to 1992, he served as Vice President of Finance of Simon-Ltd., a $35 million division of Simon Engineering.

  Richard M. Maurer, age 48, has been a director of the Company since May 1988. Effective in January 1996, Mr. Maurer became Secretary of the Company. He has been Co-Managing Partner of Wesmar Partners, the majority shareholder of the Company, since 1985. Prior to the formation of Wesmar Partners, Mr. Maurer was associated with The Hillman Company, a private investment firm, from 1978 to 1985. Mr. Maurer is a certified public accountant and was associated with Price Waterhouse prior to joining The Hillman Company.

  Mary Ann Jorgenson, age 56, has been a director of the Company since March 1992. She has been a partner with the law firm of Squire, Sanders & Dempsey since 1984 and has been associated since 1975 with that firm. She also serves as a director of Cedar Fair Management Company, the general partner of Cedar Fair, L.P., an owner and operator of amusement parks, and is a director and Secretary of Essef Corporation, a manufacturer of plastic pressure vessels for the water treatment and systems industry, spa and pool equipment, and containers for hazardous waste transportation.

  Frederick B. Ziesenheim, age 70, has been a director of the Company since May 1992. Mr. Ziesenheim has been with the law firm of Webb Ziesenheim Bruening Logsdon Orkin & Hanson, P.C. (formerly Webb, Burden, Ziesenheim & Webb, P.C.) since 1988 and is currently Vice President and a member of the management committee of such firm. Prior to combining his practice with that firm, he was President of and a senior member of the law firm of Buell, Ziesenheim, Beck and Alstadt, P.C., with whom he had been associated since 1958.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
                     ELECTION OF THE ABOVE NAMED NOMINEES

  The Board of Directors intends to vote the proxies solicited by it (other than proxies in which the vote is withheld as to one or more nominees) for the five candidates standing for election as directors nominated by the Board of Directors. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any nominee might be unavailable to serve.

                     MEETINGS AND COMMITTEES OF THE BOARD

  During 1996, the Board took action by unanimous written consent one time and held two Board meetings. The Board of Directors has no standing audit, nominating or compensation committees. Although not formally constituted as a compensation committee, Robert L. Ross and Mary Ann Jorgenson review and make recommendations to the Board of Directors concerning compensation and benefit matters, and they held one meeting in 1996.

  Pursuant to the terms of the 1992 Stock Plan for Independent Directors of S2 Golf, as amended (the "1992 Stock Plan"), each independent, non-employee director of the Company (currently Mary Ann Jorgenson and Frederick B. Ziesenheim) receives automatic grants of Common Stock for each meeting of the Board of Directors or committee thereof attended by such person. The number of shares of Common Stock awarded is the number of shares having an aggregate fair market value, on the date of the meeting attended, equal to $1,000, and effective in 1997, shares of Common Stock having an aggregate fair market value on the date of the meeting, equal to $500 if the meeting was a telephonic meeting or if such person participated in a regular meeting by telephone. The fair market value of the Common Stock on each relevant date is the closing price of the Common Stock on the NASDAQ (or such other public market or exchange on which such shares may then be traded) on that date or, if no shares are traded on that date, the closing price on the first date preceding that date on which such shares were traded. Though not employees of the Company, Messrs. Maurer and Ross do not participate in such plan. The Company did have a consulting agreement with MR & Associates, an affiliate of Messrs. Maurer and Ross. See "Transactions and Other Events."

                              EXECUTIVE OFFICERS

  The person named below is an executive officer of the Company who is not also a director of the Company. Age is given as of March 31, 1997.

  Randy A. Hamill, age 41, has been Senior Vice President of Manufacturing and Resources with the Company since July 1991 and is in charge of all manufacturing and purchasing. Effective in January 1996, Mr. Hamill became Assistant Secretary of the Company. He was formerly Vice President of Manufacturing of the Company from 1981 to July 1991.

                          COMPENSATION OF MANAGEMENT

  The following table sets forth certain information with respect to annual and long-term compensation for services in all capacities paid by the Company
(i) for the year ended December 31, 1996, to or on behalf of Robert L. Ross, who became Chief Executive Officer of the Company in January 1996, and (ii) for the years ended December 31, 1996, 1995 and 1994, to or on behalf of Douglas A. Buffington, who became President of the Company in December 1994. No executive officer of the Company other than Mr. Buffington earned $100,000 or more in 1996.

                          SUMMARY COMPENSATION TABLE

                                                                       LONG TERM
                                                                     COMPENSATION
                                                            -------------------------------
                             ANNUAL COMPENSATION AWARDS                 AWARDS
                             ---------------------------    -------------------------------
                                                            OTHER ANNUAL     SECURITIES      ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR    SALARY     BONUS      COMPENSATION UNDERLYING OPTIONS COMPENSATION
---------------------------  ----------------- ---------    ------------ ------------------ ------------
Robert L. Ross,                1996 $     --   $    --       $     --            --           $  --
Chief Executive Officer
Douglas A. Buffington,         1996   $109,612    10,000(1)  $17,813(2)          --           $975(3)
President                      1995     89,885    --          16,878(2)        27,500          975(3)
                               1994     76,154   $10,000(4)   15,961(2)          --            975(3)

--------
(1) Bonus was earned in 1996, but paid in 1997.

(2) Represents an approximation of travel/commuting expenses reimbursed by the Company.

(3) The Company paid a $975 annual premium on a $750,000 life insurance policy on the life of Mr. Buffington, which policy names Mr. Buffington's wife as sole beneficiary.

(4) Bonus was earned in 1994, but paid in 1995.

  The following table sets forth certain information pertaining to stock options held by Douglas A. Buffington as of December 31, 1996, on which date the $2.00 exercise price per share for such options exceeded the per share market value of Common Stock. Robert L. Ross does not hold any stock options.

                        FISCAL YEAR-END OPTION HOLDINGS

                                                         NUMBER OF SECURITIES
                                                        UNDERLYING UNEXERCISED
                                                        OPTIONS AT FISCAL YEAR-
                                                                  END
                                                       -------------------------
NAME                                                   EXERCISABLE UNEXERCISABLE
----                                                   ----------- -------------
Robert L. Ross........................................        0            0
Douglas A. Buffington.................................   10,000       17,500

Employment Agreements

  In January 1995, the Company entered into an employment agreement with Douglas A. Buffington with a term ending December 31, 1997. Mr. Buffington's annual base salary under the agreement was $110,000 in 1996, and is $125,000 in 1997. The agreement also entitles Mr. Buffington to receive from the Company health and disability benefits, reimbursement of certain expenses and a $750,000 life insurance policy with Mr. Buffington's spouse as beneficiary. If the agreement is terminated, the agreement provides that Mr. Buffington is only entitled to receive the unpaid balance of his salary prorated and accrued to the date of termination.

  Under the employment agreement, Mr. Buffington was granted an option to acquire 27,500 shares of the Company's Common Stock at $2.00 per share, which exercise price is equal to the average of the NASDAQ bid and asked closing price per share on the date of the grant. The option was exercisable immediately with respect to 5,000 shares, became exercisable with respect to 5,000 shares on January 1, 1996 and with respect to 7,500 shares on January 1, 1997, and, provided Mr. Buffington remains employed by the Company, will become exercisable with respect to 10,000 shares on December 31, 1997. Upon the occurrence of a change in control of the Company, the option will vest with respect to all 27,500 shares. The exercise price per share with respect to shares which were previously unvested (the "Accelerated Exercise Price") would be either (i) one cent or (ii) the lowest exercise price greater than one cent per share which would not cause the value to Mr. Buffington of shares acquired upon exercise to be considered to be an "excess parachute payment" under section 280G of the Internal Revenue Code of 1986, as amended. The exercise price for previously vested shares would be the lower of (a) the Accelerated Exercise Price or (b) $2.00.

Transactions and Other Events

  In January 1995, the Company entered into a consulting agreement with George
H. Nichols, a director of the Company until October 1995, under which Mr. Nichols agreed to provide consulting services to the Company in connection with sales, marketing and development of the Company's products. This agreement was terminated in October 1995. In 1995, Mr. Nichols received reimbursement for certain expenses and $54,000 in consulting fees at the rate of $6,000 per month from January through September. Under the agreement, Mr. Nichols was granted an option to acquire 37,500 shares of the Company's Common Stock at $1.875 per share, which exercise price is equal to the price per share paid for NASDAQ's last Common Stock sale transaction on the date of the grant. Such option is currently exercisable in full.

  In 1991, the Company entered into a consulting agreement with MR & Associates. MR & Associates provided the Company with business counseling for $5,000 per month. The agreement, which had been renewed annually on a one-year basis, expired on December 31, 1996. Messrs. Maurer and Ross, directors of the Company, are officers, directors, and principal shareholders of Maurer Ross & Co., Incorporated, the general partner of MR & Associates. MR & Associates is the managing general partner of Wesmar Partners, a beneficial owner of approximately 63 percent of the Common Stock. Messrs. Maurer and Ross did not participate in the Board vote authorizing such consulting agreement or the extensions thereof. In 1995, the Company paid MR & Associates $70,000 of which $20,000 was due in respect of 1994. At December 31, 1995, $10,000 was due to MR & Associates. In 1996, the Company paid MR & Associates $15,000, of which $10,000 was due under the agreement with respect to 1995 and $5,000 represented one month's fee under the agreement in 1996. The remaining $55,000 for 1996 was waived by MR & Associates in February 1996.

  The Company paid Wesmar Partners $19,075 in 1995 for property, liability and workers compensation insurance coverage provided by Wesmar Partners to the Company through Liberty Mutual Insurance Company. In 1996, the Company received $10,198 from Wesmar Partners representing a retroactive adjustment for the 1994-1995 policy year.

  During the fiscal years ended December 31, 1996 and 1995, the Company retained the law firm of Webb Ziesenheim Bruening Logsdon Orkin & Hanson, P.C. of which Frederick B. Ziesenheim, a director of the Company, is a Vice President and a member of the management committee, to represent the Company on various intellectual property matters.

  On May 3, 1991, L. R. Jeffrey resigned as an officer and director of the Company. In connection with such resignation, the Company and Mr. Jeffrey entered into a Separation Agreement (the "Separation Agreement"). Mr. Jeffrey agreed that for a period of five years which began on July 1, 1992, he would not engage in the United States in any activity similar to the Company's business of designing, manufacturing, marketing and selling golf clubs and equipment. In return for the covenant not to compete, the Company is obligated to pay Mr. Jeffrey or his estate $6,000 per month for a period of ten years which began on April 1, 1992. In each of 1996 and 1995, the Company paid Mr. Jeffrey $72,000 under this agreement. In connection with the Separation Agreement, the Company granted Mr. Jeffrey a stock option for 250,000 shares of Common Stock at a purchase price of $4.48 per share, which was the average of the closing bid and asked prices of Common Stock on the last trading date immediately preceding the effective date of the grant. Subject to certain limitations, the option was exercisable immediately and will remain exercisable by Mr. Jeffrey, or upon his death, by his legal representative or beneficiary, until April 16, 2006. If and to the extent that any amount is realized in excess of the exercise price upon the sale of any Common Stock obtained upon exercise of all or any part of the option, then 65 percent of such excess amount, subject to certain limitations, is to be paid to the Company in immediately available funds concurrently with the realization event.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding beneficial ownership of Common Stock as of March 31, 1997 by (i) each person known to the Company to beneficially own five percent or more of the outstanding Common Stock, (ii) each director and nominee for director, and (iii) all directors and executive officers of the Company as a group, calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to the shares shown as beneficially owned by them.

                                                   NUMBER OF SHARES     PERCENT
                                                    OF COMMON STOCK    OF COMMON
NAME                                             BENEFICIALLY OWNED(1) STOCK(1)
----                                             --------------------- ---------
Richard M. Maurer (2)
 Three Gateway Center
 Pittsburgh, PA 15222..........................        1,401,096         63.3%
Robert L. Ross (3)
 Three Gateway Center
 Pittsburgh, PA 15222..........................        1,401,096         63.3%
Mary Ann Jorgenson
 4900 Society Center
 127 Public Square
 Cleveland, OH 44114...........................            9,278             *
Frederick B. Ziesenheim
 700 Koppers Building
 436 7th Avenue
 Pittsburgh, PA 15219..........................            9,761             *
Douglas A. Buffington
 18 Gloria Lane
 Fairfield, NJ 07004...........................           33,500          1.5%
Wesmar Partners (4)
 Three Gateway Center
 Pittsburgh, PA 15222..........................        1,399,096         63.2%
L. R. Jeffrey (5)
 50 Gloucester Road
 Summit, NJ 07901..............................          260,121         10.6%
All directors and executive officers as a group
(6 persons) (6)................................        1,561,152         66.6%

--------
*Less than one percent

(1) The numbers shown include shares covered by options that are currently exercisable or are exercisable within 60 days of March 31, 1997. The numbers and percentages of shares owned assumed that such outstanding options had been exercised as follows: L. R. Jeffrey--250,000, Douglas A. Buffington--33,500 and all directors and executive officers as a group-- 127,767.

(2) Includes 2,000 shares which are held directly by two trusts of which Mr. Maurer is co-trustee and with respect to which he shares voting and investment power. Also includes 1,399,096 shares owned directly by Wesmar Partners with respect to which Mr. Maurer shares voting and investment power. Mr. Maurer is an officer, director and principal shareholder of Maurer Ross & Co., Incorporated, the general partner of MR & Associates, the managing general partner of Wesmar Partners.

(3) Includes 1,399,096 shares owned directly by Wesmar Partners with respect to which Mr. Ross shares voting and investment power. Mr. Ross is an officer, director and principal shareholder of Maurer Ross & Co., Incorporated, the general partner of MR & Associates, the managing general partner of Wesmar Partners.

(4) Wesmar Partners is a Pennsylvania limited partnership whose partners are Landmark Equity Partners III, L.P., a Delaware limited partnership, and MR & Associates, a Pennsylvania limited partnership. MR & Associates is the managing general partner of Wesmar Partners. Messrs. Maurer and Ross are officers, directors and principal shareholders of Maurer Ross & Co., Incorporated, a Pennsylvania corporation and the general partner of MR & Associates.

(5) Does not include 2,823 shares owned by various members of Mr. Jeffrey's family with respect to which shares he disclaims any beneficial ownership.

(6) Does not include shares owned by various members of a certain officer's family with respect to which shares such officer disclaims any beneficial ownership. Includes 1,399,096 shares owned directly by Wesmar Partners. See notes 2, 3, and 4 above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Under Section 16(a) of the Exchange Act, the Company's directors, executive officers and any person holding ten percent or more of the Common Stock are required to report their initial ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission. Based solely on a review of copies of the forms furnished to the Company in 1996 and written representations from the Company's directors and executive officers, the Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and ten percent shareholders were complied with in 1996, except that Michael A. Ross, a former executive officer, failed to file his initial report upon becoming an executive officer of the Company, failed to file a report with respect to one transaction and failed to timely file a year end report. In addition, as a result of a delay in the Company's administration of the 1992 Stock Plan and a delay in the calculation of the number of shares granted and in the actual issuance of shares granted in 1996 thereunder, each of Frederick Ziesenheim's and Mary Ann Jorgenson's report with respect to two automatic grants in 1996 under the 1992 Stock Plan were filed late.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  The Board has selected Deloitte & Touche, LLP to continue to serve as independent accountants and auditors of the Company for the fiscal year ending December 31, 1997. A representative of Deloitte & Touche, LLP is expected to be present at or available by telephone during the annual meeting for the purpose of making a statement should he so desire. The representative is expected to be available to respond to appropriate questions.

                            ADDITIONAL INFORMATION

  The Company has enclosed its Annual Report for the year ended December 31, 1996 with this Proxy Statement. Shareholders are referred to the report for financial and other information about the Company, but such report is not incorporated in this Proxy Statement and is not a part of the proxy soliciting material.

               SHAREHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

  Proposals of shareholders intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company, 18 Gloria Lane, Fairfield, New Jersey 07004, no later than December 26, 1997 in order to be included in next year's proxy materials. It is suggested that a proponent submit any proposal by Certified Mail--Return Receipt Requested to the Secretary of the Company. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the Company's 1998 proxy materials.

                                 OTHER MATTERS

  The Board does not intend to present, and does not have any reason to believe that others will present, any item of business at the annual meeting other than those specifically set forth in the notice of the meeting. However, if other matters are properly brought before the annual meeting, the persons named on the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

  All costs and expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement will be borne by the Company. In addition to the use of the mails, certain directors, officers and regular employees of the Company may solicit proxies personally, or by mail, telephone, telegraph, or otherwise, but such persons will not be compensated for such services. Brokerage firms, banks, fiduciaries, voting trustees or other nominees will be requested to forward the soliciting materials to each beneficial owner of stock held of record by them, and the Company has engaged Continental Stock Transfer and Trust Company to coordinate the solicitation of proxies by and through such holders for a fee of approximately $2,000 plus expenses.

                                          By Order of the Board of Directors

                                          Richard M. Maurer, Secretary

April 25, 1997
Fairfield, New Jersey

                                 S2 GOLF INC.
       PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  Douglas A. Buffington and Richard M. Maurer, or either of them, each with power of substitution, are hereby authorized to vote all stock of S2 Golf Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of S2 Golf Inc. to be held on June 5, 1997, and at any postponements or adjournments thereof as follows:

1. ELECTION OF DIRECTORS:
                       FOR all nominees listed below  WITHHOLD AUTHORITY to
                       (except as marked to the       vote for all nominees
                       contrary below) [_]            listed below [_]

 Nominees: Robert L. Ross, Douglas A. Buffington, Richard M. Maurer, Mary Ann
                     Jorgenson and Frederick B. Ziesenheim

       A VOTE FOR ALL NOMINEES IS RECOMMENDED BY THE BOARD OF DIRECTORS

INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR AN INDIVIDUAL NOMINEE, DRAW A LINE THROUGH HIS OR HER NAME.

2. In their discretion, on such other business as may properly come before the meeting.

                          (Continued from other side)

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES.

                                                    Please sign this proxy
                                                    exactly as your name
                                                    appears below. When shares
                                                    are held jointly, each
                                                    holder should sign. When
                                                    signing as attorney,
                                                    executor, administrator,
                                                    trustee or in another
                                                    representative capacity,
                                                    please give full title as
                                                    such. If a corporation,
                                                    please sign in full
                                                    corporate name by the
                                                    president or other
                                                    authorized officer. If a
                                                    partnership, please sign
                                                    in partnership name by an
                                                    authorized person.

                                                    Dated:                    ,
                                                          --------------------
                                                    1997
                                                    ---------------------------
                                                            (Signature)
                                                    ---------------------------
                                                        (Signature, if held
                                                             jointly)

    PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE
                              ENCLOSED ENVELOPE.